THE INSURED  RICHARD ROE             VARIABLE
                                       LIFE INSURANCE
 POLICY OWNER  RICHARD ROE             POLICY

                                                  EQUITABLE
  FACE AMOUNT  $100,000                VARIABLE LIFE INSURANCE COMPANY
                                                [EVLICO LOGO]
POLICY NUMBER  SPECIMEN


                    EQUITABLE VARIABLE LIFE INSURANCE COMPANY
                         A Stock Life Insurance Company

Agrees

o To pay the insurance benefits of this policy to the Beneficiary upon receiving proof of the Insured's death; and

o To provide you (the policy Owner) with the other rights and benefits of this policy.

These agreements are subject to the provisions of this policy.

THE DEATH BENEFIT OF THIS POLICY DURING THE FIRST POLICY YEAR WILL EQUAL THE FACE AMOUNT SHOWN ON PAGE 3. THEREAFTER, IT MAY INCREASE OR DECREASE EACH YEAR AS DESCRIBED ON PAGE 5 DEPENDING UPON THE INVESTMENT EXPERIENCE OF THIS POLICY, BUT SHALL NEVER BE LESS THAN THE FACE AMOUNT.

THE CASH VALUE OF THIS POLICY WILL VARY FROM DAY TO DAY. IT MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT EXPERIENCE OF THIS POLICY.

Premiums are shown on page 3 and are fixed as to amount. They will not vary with the investment experience of this policy.

RIGHT TO EXAMINE POLICY. You may examine this policy and if for any reason you are not satisfied with it, you may cancel it by returning the policy with a written request for cancellation to our Administrative Office by the later of:
(a) the 10th day after you receive it; or (b) the 45th day after Part 1 of the application was signed. If you do this, we will refund the premium that was paid.

  SPECIMEN                                  SPECIMEN

 Kevin Keefe       Secretary             Franklin Maisano              President

            Limited Payment Life Plan -- LEVEL FACE AMOUNT. Variable insurance payable upon death. Guaranteed Minimum Death Benefit. Fixed premiums payable for Premium Period shown on page 3 or until earlier death. Non-Participating. Investment experience reflected in benefits. Investment options described on page 6.

No. 85-01

                                    EQUITABLE
                         VARIABLE LIFE INSURANCE COMPANY
                                  [EVLICO LOGO]
              1285 Avenue of the Americas, New York, New York 10019

----------
CONTENTS

Insurance benefits    2
Policy owner and beneficiary    4
Premiums, grace, lapse, reinstatement    4

Death Benefit    5
Cash Value    5
Loans    5

The Separate Account    6
Investment Options,
   allocations, transfers    6
Options on Lapse    7

Exchange of Policy    7
General Provisions    8
Payment Options    9
Basis of Values   11
(Net rates of return, variable adjustment amount, benefit base, calculation of cash values)

Any additional benefit riders and a copy of the application are included in this policy after page 12.


IN THIS POLICY:

"We," "our" and "us" mean Equitable Variable Life Insurance Company.

"You" and "your" mean the Owner of the policy at the time an Owner's right is exercised.

ADMINISTRATIVE OFFICE

The address of our Administrative Office is shown on page 3. You should send premiums and requests to that address unless instructed otherwise.


                               INSURANCE BENEFITS

The insurance benefits we pay at the Insured's death include:

   o  the Death Benefit described on page 5;

   o  plus any additional benefits due from riders to this policy;

   o  plus or minus any adjustment for the last premium;

   o  minus any loan (and loan interest) on the policy.

We will add interest to the resulting amount for the period from the date of death to the date of payment. It will be computed at the interest rate we are then paying under the Deposit Option on page 9.

We will pay these benefits only if premiums have been paid as called for by this policy. However, even if premiums have been discontinued we may still pay certain benefits. See Options on Lapse, page 7.

Payment of these benefits may also be affected by other provisions of this policy. See the Suicide Exclusion, Incontestability and Age and Sex clauses on page 8. Special exclusions or limitations (if any) are listed on page 3.


No. 85-01                           Page 2

                               POLICY INFORMATION

    THE INSURED      RICHARD ROE            REGISTER DATE     MAR 1, 1985

   POLICY OWNER      RICHARD ROE            DATE OF ISSUE     MAR 1, 1985

    FACE AMOUNT      $100,000               ISSUE AGE, SEX    35, MALE

  POLICY NUMBER      SPECIMEN               BENEFICIARY       MARGARET H. ROE


*************************** BENEFITS AND PREMIUMS TABLE ************************

BENEFITS                        ANNUAL PREMIUM                  PREMIUM PERIOD

LIFE INSURANCE - VARIABLE         $1,659.00                       40 YEARS

THE FIRST PREMIUM IS $1,659.00 AND IS DUE ON OR BEFORE DELIVERY OF THE POLICY. SUBSEQUENT PREMIUMS ARE DUE ON MAR 1, 1986 AND EVERY 12 MONTHS THEREAFTER DURING THE PREMIUM PERIOD IN ACCORDANCE WITH THE ABOVE PREMIUM TABLE.


************************** TABLE OF NET ANNUAL PREMIUMS ************************

                  BEGINNING OF                               NET ANNUAL
                   POLICY YEAR                                PREMIUM

                        1                                    $  752.00

                      2 - 4                                   1,455.00

                      5 - 40                                  1,526.00


****************** INVESTMENT ALLOCATION OF NET ANNUAL PREMIUMS ****************

                     INVESTMENT DIVISIONS: COMMON STOCK 50%
                                           MONEY MARKET 50%


*****ADMINISTRATIVE OFFICE: EQUITABLE VARIABLE LIFE INSURANCE COMPANY***********
                            SPECIMEN REGIONAL SERVICE CENTER
                            100 SPECIMEN ST.
                            CITY, STATE 10001


V85-01-3                         Page 3

                          POLICY INFORMATION CONTINUED

   THE INSURED   RICHARD ROE                REGISTER DATE       MAR 1, 1985

   FACE AMOUNT   $100,000                   DATE OF ISSUE       MAR 1, 1985

 POLICY NUMBER   SPECIMEN                   ISSUE AGE, SEX      35, MALE


****************************** TABULAR CASH VALUES *****************************

     THE CASH VALUE OF THIS POLICY MAY BE GREATER OR LESS THAN AMOUNTS SHOWN
                       SEE PAGE 5 FOR CASH VALUE PROVISION

                INTERIM TABULAR CASH VALUES IN FIRST POLICY YEAR

            INTERIM                 INTERIM                       INTERIM
 END OF     TABULAR    END OF       TABULAR          END OF       TABULAR
 POLICY       CASH     POLICY         CASH           POLICY         CASH
 MONTH       VALUES     MONTH        VALUES           MONTH        VALUES

   1          $0          5           $  0              9           $278
   2           0          6             16             10            366
   3           0          7            104             11            452
   4           0          8            192             12            540


                  TABULAR CASH VALUES AT ENDS OF POLICY YEARS*

END OF     TABULAR     END OF      TABULAR          END OF       TABULAR
POLICY       CASH      POLICY        CASH           POLICY         CASH
 YEAR       VALUES      YEAR        VALUES           YEAR         VALUES

   1      $   540         9        $12,069            17         $26,057
   2        1,808        10         13,701            18          27,941
   3        3,114        11         15,368            19          29,851
   4        4,456        12         17,070            20          31,788
   5        5,907        13         18,806          AGE 60        41,808
   6        7,393        14         20,574          AGE 62        45,947
   7        8,916        15         22,373          AGE 65        52,277
   8       10,474        16         24,201          AGE 70        63,165

*VALUES NOT SHOWN WILL BE FURNISHED ON REQUEST.


V85-01-3A                         Page 3A

                          POLICY INFORMATION CONTINUED
                          TABLE OF NET SINGLE PREMIUMS

For $1.00 of Variable Adjustment Amount or Paid-Up Whole Life Insurance. Values shown are applicable on policy anniversaries. The net single premium as of a date during a policy year shall be determined by interpolation between the values applicable on the immediately preceding and immediately following anniversaries.



 Age of                      Age of                     Age of                      Age of                  Age of
Insured         Net         Insured         Net        Insured        Net          Insured       Net       Insured         Net
(Nearest       Single      (Nearest        Single     (Nearest       Single       (Nearest      Single     (Nearest       Single
Birthday)     Premium      Birthday)      Premium     Birthday)     Premium       Birthday)    Premium     Birthday)     Premium
---------     -------      ---------      -------     ---------     -------       ---------    -------     ---------     -------

                                                           MALE INSURED
                                                           ------------

   1         $.09647          21         $.17350         41        $.32865           61         $.57583        81        $ .81560
   2          .09871          22          .17890         42         .33918           62          .58929        82          .82496
   3          .10126          23          .18450         43         .34995           63          .60272        83          .83394
   4          .10397          24          .19031         44         .36096           64          .61610        84          .84259
   5          .10685          25          .19635         45         .37222           65          .62940        85          .85096

   6          .10990          26          .20263         46         .38370           66          .64260        86          .85909
   7          .11312          27          .20915         47         .39541           67          .65565        87          .86704
   8          .11650          28          .21591         48         .40733           68          .66851        88          .87488
   9          .12005          29          .22293         49         .41945           69          .68114        89          .88268
  10          .12377          30          .23021         50         .43176           70          .69350        90          .89050

  11          .12764          31          .23775         51         .44424           71          .70559        91          .89841
  12          .13166          32          .24556         52         .45688           72          .71744        92          .90648
  13          .13581          33          .25366         53         .46968           73          .72908        93          .91479
  14          .14008          34          .26205         54         .48261           74          .74057        94          .92350
  15          .14447          35          .27073         55         .49568           75          .75194        95          .93291

  16          .14897          36          .27970         56         .50886           76          .76319        96          .94339
  17          .15360          37          .28896         57         .52214           77          .77427        97          .95520
  18          .15835          38          .29850         58         .53550           78          .78512        98          .96810
  19          .16323          39          .30830         59         .54892           79          .79566        99          .98063
  20          .16828          40          .31835         60         .56237           80          .80583       100         1.00000

                                                          FEMALE INSURED
                                                          --------------

   1         $.08586          21         $.15360         41        $.28896           61         $.52214        81        $ .77427
   2          .08774          22          .15835         42         .29850           62          .53550        82          .78512
   3          .08993          23          .16323         43         .30830           63          .54892        83          .79566
   4          .09228          24          .16828         44         .31835           64          .56237        84          .80583
   5          .09478          25          .17350         45         .32865           65          .57583        85          .81560

   6          .09743          26          .17890         46         .33918           66          .58929        86          .82496
   7          .10023          27          .18450         47         .34995           67          .60272        87          .83394
   8          .10318          28          .19031         48         .36096           68          .61610        88          .84259
   9          .10629          29          .19635         49         .37222           69          .62940        89          .85096
  10          .10953          30          .20263         50         .38370           70          .64260        90          .85909

  11          .11290          31          .20915         51         .39541           71          .65565        91          .86704
  12          .11641          32          .21591         52         .40733           72          .66851        92          .87488
  13          .12004          33          .22293         53         .41945           73          .68114        93          .88268
  14          .12379          34          .23021         54         .43176           74          .69350        94          .89050
  15          .12764          35          .23775         55         .44424           75          .70559        95          .89841

  16          .13166          36          .24556         56         .45688           76          .71744        96          .90648
  17          .13581          37          .25366         57         .46968           77          .72908        97          .91479
  18          .14008          38          .26205         58         .48261           78          .74057        98          .92350
  19          .14447          39          .27073         59         .49568           79          .75194        99          .93291
  20          .14897          40          .27970         60         .50886           80          .76319       100          .94339

                                                                                                              101          .95520
                                                                                                              102          .96810
                                                                                                              103          .98063
                                                                                                              104         1.00000

V85-01-3B                        Page 3B

                          POLICY INFORMATION CONTINUED

                       DESCRIPTION OF INVESTMENT DIVISIONS

THE ASSETS IN EACH INVESTMENT DIVISION ARE INVESTED IN SHARES OF A DESIGNATED PORTFOLIO OF AN INVESTMENT COMPANY. EACH PORTFOLIO REPRESENTS A DIFFERENT CLASS (OR SERIES) OF SHARES ISSUED BY THE HUDSON RIVER FUND, INC.

COMMON STOCK DIVISION - WE  EXPECT  THE  INVESTMENTS  IN THIS PORTFOLIO WILL BE,
                        PRIMARILY,   COMMON   STOCKS   AND   OTHER   EQUITY-TYPE
                        INVESTMENTS.

MONEY MARKET DIVISION - WE  EXPECT THE  INVESTMENTS  IN  THIS PORTFOLIO WILL BE,
                        PRIMARILY, SHORT-TERM (NOT TO EXCEED ONE YEAR) MONEY MARKET INSTRUMENTS, SUCH AS: UNITED STATES (U.S.) GOVERNMENT AND U.S. GOVERNMENT AGENCY SECURITIES; BANK MONEY INSTRUMENTS; TIME DEPOSITS; CERTIFICATES OF DEPOSIT; HIGH GRADE COMMERCIAL PAPER, INCLUDING MASTER DEMAND NOTES; AND REPURCHASE AGREEMENTS COVERING U.S. GOVERNMENT OBLIGATIONS AND CERTIFICATES OF DEPOSIT.

INVESTMENT RESULTS WILL REFLECT FLUCTUATIONS IN MARKET VALUES OF SECURITIES. PLEASE REFER TO THE CURRENT PROSPECTUS FOR THE HUDSON RIVER FUND, INC. FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.




V85-01-3C                         Page 3C

                          POLICY OWNER AND BENEFICIARY

OWNER. The Owner of this policy is the Insured unless otherwise stated in the application, or later changed. As Owner, you can exercise all the rights in this policy while the Insured is living. You do not need the consent of anyone who has only a conditional or future ownership interest in this policy.

BENEFICIARY. The Beneficiary is stated in the application, unless later changed. If two or more persons are named, those surviving the Insured will share equally unless otherwise stated.

We will pay any benefit for which there is no stated Beneficiary living at the death of the Insured to the children of the Insured who then survive, in equal shares. If none survive, we will pay the estate of the Insured.

CHANGES. While the Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect on the date you sign the notice, except that it will not apply to any payment we make or other action we take before we receive the notice at our Administrative Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision on page 9 is cancelled.

ASSIGNMENT. You may assign this policy, but we will not be bound by an assignment unless it is in writing and we have received it at our Administrative Office. Your rights and those of any other person referred to in this policy will be subject to the assignment. we assume no responsibility for the validity of any assignment.


                                    PREMIUMS

AMOUNTS AND DUE DATES. Page 3 shows the amounts and due dates of premiums and the period for which they are to be paid. Each premium is payable on or before its due date at our Administrative Office.

You may write and ask us to change the frequency of premium payment. If we approve the change, the new premium will be determined on the rate scale for this policy.

GRACE PERIOD. We allow a grace period of 31 days for payment of each premium, after the first premium. The insurance will continue during the grace period. If a premium is paid during the grace period, then all benefits under this policy will be the same as if such premium had been paid on its due date.

LAPSE. If a premium is not paid by the end of its grace period, the policy will lapse as the premium due date. If this occurs, all insurance ends, except as stated in Options on Lapse on page 7. Additional benefit riders do not continue beyond the grace period of an unpaid premium.

REINSTATEMENT.  You may reinstate  this policy within five years after lapse if:
(1) the policy has not been given up for its net cash value; (2) you provide evidence of insurability satisfactory to us; and (3) you pay the larger of: (a) all overdue premiums with interest at 6% per year compounded annually; or (b) 110% of difference between the following Items (i) and (ii). Item (i) is the excess of the cash value immediately after reinstatement over the cash value immediately before reinstatement. Item (ii) is any policy loan, and accrued loan interest, in effect when any option on lapse became effective, with loan interest to the date of reinstatement.

Upon reinstatement this policy will have the same Benefit Base and the same Variable Adjustment Amount as to each investment division (as these are determined in the Variable Adjustment Amount provision on page 11) as if default had not occurred. Also, upon reinstatement this policy will have a loan equal to the sum of the following Items (i) and (ii). Item (i) is any loan, and accrued loan interest, in effect at the date any option on lapse became effective, with loan interest to the date of reinstatement. Item (ii) is any loan arising after the date any option on lapse became effective, with loan interest to the date of reinstatement.

PREMIUM ADJUSTMENT. We will add to the insurance benefits any part of the last premium paid that applies to a period beyond the policy month in which the Insured dies. If the Insured dies during the grace period of an unpaid premium, we will deduct from the benefits the part of the overdue premium for one policy month.


V85-01-4                         Page 4

                                  DEATH BENEFIT

The Death Benefit equals:

   o  the face amount shown on page 3;

   o plus the sum, if positive, of the Variable Adjustment Amounts, for each investment division under this policy in which you have a cash value, for the policy year in which the Insured dies.

A description of how the Variable Adjustment Amount for each investment division is determined is on page 11.

                                   CASH VALUE

You may give up this policy for its net cash value at any time while the Insured is living. The net cash value is the cash value minus any loan and loan interest.

We will determine the net cash value on the date we receive your signed request for it at our Administrative Office. The policy will terminate on the date you send the policy and the request to us.

CASH VALUE. The cash value of the policy will vary daily with the performance of the investment divisions under this policy in which you have a cash value. See page 12 for a description of how cash values are determined.

                                      LOANS

You may get a loan on this policy while it has a loan value and it is not being continued as extended term insurance under the Options on Lapse on page 7. This policy will be the sole security for the loan.

The amount of the loan may not be more than the loan value. Except when used to pay premiums, a loan must be at least $100 more than any existing loan and loan interest. Any existing loan and loan interest will be deducted from the new loan. We may also deduct any unpaid premium then due.

A loan, whether you repay it or not, will have a permanent effect on the Variable Adjustment Amounts, Death Benefit and cash value under this policy. It will have no effect on the amount of the premiums payable under this policy.

We will allocate loans to the investment divisions based on your net cash value in each investment division as of the dates the loans are made. We will allocate loan repayments to the investment divisions based on the amount of your outstanding loans as to each investment division as of the dates the repayments are made. See page 12 for a description of how the cash value in each investment division is determined.

LOAN VALUE. If this policy has not lapsed, the loan value is 90% of the policy's cash value. If this policy has lapsed and is being continued as Reduced Paid-up Insurance under the Options on Lapse on page 7, the loan value is the cash value on the next policy anniversary, minus interest at the loan rate to that date.

LOAN  INTEREST.  Interest  on a loan  accrues  daily,  at an annual  rate of 5%.
Interest is due on each policy anniversary. If the interest is not paid when due, it will be added to the loan and bear interest at the loan rate.

When a loan plus loan interest first exceeds the cash value, we will mail to you and any assignee of record at last known addresses a notice that the policy will terminate if such excess amount is not repaid within 31 days after we mailed such notice.

REPAYMENT. You may repay a loan and loan interest in whole or in part at any time while the Insured is living and this policy is in effect. However, if this policy has lapsed and you are continuing insurance under one of the Options on Lapse on page 7, any loan that was deducted in determining the benefit on lapse may not be repaid unless this policy is reinstated. We will deduct any existing loan and loan interest from any benefits we pay at the Insured's death.


V85-01-4                        Page 5

                              THE SEPARATE ACCOUNT

The Separate Account is our Separate Account I (in unit investment trust form). We established and we maintain it under the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to our other income, gains, or losses. Assets are put in the Separate Account to support this policy and other variable life insurance policies. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other policy liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of the Separate Account in excess of such reserves and liabilities to our general account. We may transfer assets of an investment division in excess of the reserves and other liabilities with respect to that division to another investment division or to our general account.

We will value the assets of each investment division on each business day. A business day is generally any day on which the New York Stock Exchange is open for trading.

INVESTMENT DIVISIONS. The Separate Account consists of "investment divisions." Each division may invest its assets in a separate class (or series) of shares of a designated investment company. Each class represents a separate portfolio in the investment company. The investment divisions available on the Register Date are described on Page 3C. If we add or remove investment divisions, we will send you a new Page 3C reflecting this.

We have the right to change designated investment companies. We have the right to add or remove investment divisions. We have the right to withdraw assets of a class of policies to which this policy belongs from an investment division and put them in another investment division. We also have the right to combine any two or more investment divisions. The term "investment division" in this policy shall refer to any other investment division in which the assets of a class of policies to which this policy belongs were placed. If we make any such change we will send you a new Page 3C reflecting it.



We have the right to:

     1. register or deregister the Separate Account under the Investment Company Act of 1940;

     2. run the Separate Account under the direction of a committee, and to discharge such committee, at any time;

     3. restrict or eliminate any voting rights of policy owners, or other persons who have voting rights as to the Separate Account; and

     4. operate the Separate Account by making direct investments or in any other form. If we do so, we may invest the assets of the Separate Account in any legal investments. We will rely upon our own and outside counsel for advice in this regard. Also, unless otherwise required by law or regulation, the investment advisor or any investment policy may not be changed without our consent.

CHANGE IN INVESTMENT OBJECTIVE OR POLICY. We will notify you of any material change in an investment objective or policy of any investment company that is invested in by an investment division to which net premiums have been allocated under this policy.

If required by law or regulation, the investment policy of the separate Account will not be changed unless approved by the Superintendent of Insurance of New York State or deemed approved in accordance with such law or regulation. If so required, the process for getting such approval is filed with the insurance supervisory official of the jurisdiction in which this policy is delivered.

                               INVESTMENT OPTIONS

ALLOCATION OF NET ANNUAL PREMIUMS. If premiums are duly paid, we will allocate to each investment division at the beginning of each policy year a percentage of the Net Annual Premium shown on page 3 for that year. Such allocations will be based on the allocation percentages then in effect. The allocation percentages for the first policy year are as designated in the application for this policy. Unless you change them, such percentages shall also apply in later years.

V85-01-6                             Page 6

                          INVESTMENT OPTIONS CONTINUED

You may change the allocation percentages for policy years after the first by notifying us in writing of the new percentages. Each allocation percentage greater than zero must be a whole number of not more than 100%. The sum of the percentages must equal 100%. A change will take effect on the next policy anniversary if we receive the notice at our Administrative Office at least 7 days before such anniversary.


TRANSFER OF CASH VALUES. You may ask us to transfer all or part of your cash value in one investment division to another. Only two such transfers may be made in a policy year. We will make the transfer as of the date we receive your written request for it at our Administrative Office.

                                OPTIONS ON LAPSE

You have a number of options if the policy lapses. You may apply for reinstatement. If there is a net cash value, you may withdraw it and give up the policy. Or, you may continue insurance under one of the following options:

REDUCED PAID-UP INSURANCE. This fixed benefit insurance for the Insured's lifetime and for the amount that the net cash value will buy.

EXTENDED TERM INSURANCE. This is fixed benefit term insurance for an amount equal to the Death Benefit on the date of lapse, minus any unpaid loan and loan interest. The insurance will continue from the date of lapse for as long a term period as the net cash value will buy. In no event, however, will this period be less than 90 days if premiums have been paid for at least three months before lapse and there is no loan on this policy. This option is not available if so stated on page 3.

An Option on Lapse will become effective on the date your written request for it is received at our Administrative Office. If your request is not received within three months after the date of lapse, extended term insurance will become effective automatically at the end of such three month period. Reduced paid-up insurance will apply instead if the extended term insurance option is not available.

If the Insured dies after the grace period but within three months from the date of lapse, the greater of the benefit under reduced paid-up or extended term insurance will apply. In this case, any restriction on page 3 as to extended term insurance will not apply.

We will determine the amounts of these options as of the date the option becomes effective. We will use net cash values as of the date the option becomes effective, adjusted for any loan transaction on or after that date. A term period will begin as of the date of lapse (the due date of the unpaid premium). We will use net single premiums for the Insured's age as of the date of lapse.


                               EXCHANGE OF POLICY

You may exchange this policy for a policy of permanent fixed benefit insurance on the life of the Insured. You may make such an exchange within 18 months after the Date of Issue shown on page 3. We will not require evidence of insurability. We will require:

1. That this policy be in effect on the date of exchange with all premiums due having been paid; and

2.   Repayment of any loan and loan interest on this policy.

The date of exchange will be the later of: (a) the date you send us this policy and the signed request on our form of such exchange; or (b) the date we receive at our Administrative Office any sum due to be paid for such exchange.

THE NEW POLICY. The new policy will be the "Executive Plan" policy being offered by The Equitable Life Assurance Society of the United States (Equitable) on the Date of Issue of this policy. It is a policy of permanent fixed benefit life insurance. The new policy will have the same face amount, Register Date, Date of Issue, and Issue Age as this policy. Premiums for the new policy will be based on Equitable's rates in effect on its Register Date for the same class of risk as under this policy. Any additional benefit riders in this policy will be included in the new policy only if Equitable was offering them with the new policy as of its Date of Issue.


V85-01-6                           Page 7

                          EXCHANGE OF POLICY CONTINUED

Upon request you will be told the amount of the first premium for the new policy, and of any extra sum required or allowance to be made for a premium or cash value adjustment that takes appropriate account of the premiums and cash values under this policy and under the new policy. A detailed statement of the method of computing such and adjustment has been filed with the insurance supervisory official of the jurisdiction in which this policy is delivered.

                               GENERAL PROVISIONS

THE CONTRACT. This insurance is granted in consideration of payment of the required premiums. This policy and the application (a copy of which is attached at issue) constitute the entire contract. The rights conferred by this policy are in addition to those provided by applicable Federal and State laws and regulations.

The contract may not be modified, nor may any of our rights or requirements be waived, except in writing signed by our President, one of our Vice Presidents, or by our Secretary or Treasurer.

INCONTESTABILITY All statements made in the application are representations and not warranties. We have the right to contest the validity of this policy based on material misstatements made in the application. However, this policy will become incontestable after it has been in effect during the lifetime of the Insured for two years from the Date of Issue shown on page 3.

No statement shall be used to contest a claim unless contained in the application.

See any additional benefit riders for modifications of this provision that apply to them.

AGE AND SEX. If the Insured's age or sex has been misstated, any benefits will be those that the premium paid would have purchased at the correct age and sex.

SUICIDE EXCLUSION. If the Insured commits suicide, while sane or insane, within two years after the Date of Issue shown on page 3, our liability will be limited to the payment of a single sum equal to the premiums paid minus any loan and loan interest.

POLICY PERIODS AND ANNIVERSARIES. Policy years, policy months, policy anniversaries and premium periods are measured from the Register Date. Each policy month begins on the same day in each calendar month as in the Register Date. If the end of a premium period or policy year is indicated by an age, it ends on the policy anniversary nearest the birthday on which the Insured reaches that age.

POLICY CHANGES. You may change this policy to another plan of insurance or add additional benefit riders or make other changes, subject to our rules at the time of change.

REPORTS. Each policy year after the first we will give you a report showing the Death Benefit and the cash value as of the first day of such year. The amount of any existing loan and the accrued loan interest for the previous policy year will also be shown. No such reports will be given while this policy is lapsed. We will also give you such other reports as may be required by law.

BASIS OF COMPUTATION. Cash values, reserves and net single premiums are based on the Commissioners 1958 Standard Ordinary Mortality Table. For any extended term insurance, they are based instead on the Commissioners 1958 Extended Term Insurance Table. Continuous functions are used with interest compounded annually at 4%.

The cash values and paid-up insurance benefits are equal to or more than those required by law. A detailed statement of the method of computing values and benefits has been filed with the insurance supervisory official of the jurisdiction in which this policy is delivered. The tabular cash value at the end of each policy year equals the reserve. Reserves referred to in this policy are not less than reserves determined according to the Commissioners Reserve Valuation Method. Our expense and mortality results will not adversely affect the dollar amount of insurance benefits or cash values.

DETERMINATION AND PAYMENT OF VARIABLE BENEFITS. As long as this policy is not being continued under one of the Options on Lapse, we will make payments under this policy as follows:

     o A cash value will be paid within 7 days after we receive your policy and request at our Administrative Office; and

     o A loan will be paid within 7 days after we receive your request at our Administrative Office; and


V85-01-8                          Page 8

                          GENERAL PROVISIONS CONTINUED


     o The insurance benefits will be paid within 7 days after we receive at our Administrative Office proof of the Insured's death and all other requirements deemed necessary before such payment may be made.

We may not be able to determine the value of the assets of the investment divisions if: (1) the New York Stock Exchange is closed; (2) the Securities and Exchange Commission requires trading to be restricted or declares an emergency; or (3) the Securities and Exchange Commission by order permits us to defer payments for the protection of our policy Owners. During such times we may defer:

     1.   Determination and payment of cash values;

     2.   Payment of loans;

     3. Determination of a change in a Variable Adjustment Amount, and payment of any portion of the Death Benefit equal to the Variable Adjustment Amount;

     4.   Any requested transfer of cash value; and

     5.   Use of Insurance Benefits under the Payment Options.

DEFERMENT UNDER OPTIONS ON LAPSE. We may defer payment of a cash value and the making of a loan for up to six months after we receive a request at our Administrative Office if this policy is being continued under one of the Options on Lapse. We will allow interest, at a rate of at least 3% a year, on any cash value payment we defer for 30 days or more.

                                 PAYMENT OPTIONS

 Payments under these options will not be affected by the investment experience of any investment division after proceeds are applied under such options.

Instead of having the insurance benefits or net cash value paid immediately in one sum, you can choose another form of payment of all or part (if at least $2,500). If you do not arrange for this before the Insured dies, the Beneficiary will have this right when the Insured dies. Arrangements you make, however, cannot be changed by the Beneficiary after the Insured's death. The options are:

1. DEPOSIT OPTION: Left on deposit for a period mutually agreed upon, with interest paid at the end of each month, each 3 months, each 6 months or each 12 months, as chosen.

2.   INSTALMENT OPTIONS:

     A. FIXED PERIOD: Paid in equal instalments for a specified number of years (not more than 30). The instalments will not be less than those shown in the Table of Guaranteed Payments on page 10.

     B. FIXED AMOUNT: Paid in instalments as mutually agreed upon until the amount applied, together with interest on the unpaid balance, is used up.

3.   LIFE INCOME OPTIONS:

          Paid as a monthly income for life in an amount we determine but not less than shown in the Table of Guaranteed Payments on page 10.

          We guarantee payments for life and in any event for 10 years, 20 years, or until the payments we make equal the amount applied (called "refund certain"), according to the "certain" period chosen.

We guarantee interest under Option 1 at the rate of 3% a year and under Option 2 at 3-1/2% a year, or such higher rates as we may determine. We may allow excess interest under Options 1 and 2.

We reserve the right to change how often we make payments, so that each payment is for at least $25. The payee under an option may name and change a successor payee for any amount we would otherwise pay the payee's estate.

Any arrangements involving more than one of the options, or a payee who is not a natural person (such as a corporation) or who is a fiduciary, must have our approval. Also, details of all arrangements will be subject to our rules at the time the arrangement takes effect. These include withdrawal or commutation rights, designation of payees and successor payees, and evidence of age and survival.

Choices (or any later changes) under these options will be made and will take effect in the same way as a change of Beneficiary. Amounts applied under these options will not be subject to the claims of creditors or to legal process, to the extent permitted by law.

V85-01-8                            Page 9

                          TABLE OF GUARANTEED PAYMENTS

                    (MINIMUM AMOUNT FOR EACH $1,000 APPLIED)

                                OPTION 2A

                        FIXED PERIOD INSTALMENTS
                        ------------------------

         Number
       of Years'                 Monthly               Annual
       Instalments              Instalment           Instalment
      ------------             -----------          -----------

            1                     $84.70              $1000.00
            2                      43.08                508.60
            3                      29.21                344.86
            4                      22.28                263.04
            5                      18.12                213.99

            6                      15.36                181.32
            7                      13.38                158.01
            8                      11.91                140.56
            9                      10.76                127.00
           10                       9.84                116.18

           11                       9.09                107.34
           12                       8.47                 99.98
           13                       7.94                 93.78
           14                       7.49                 88.47
           15                       7.11                 83.89

           16                       6.77                 79.89
           17                       6.47                 76.37
           18                       6.20                 73.25
           19                       5.97                 70.47
           20                       5.76                 67.98

           21                       5.57                 65.74
           22                       5.40                 63.70
           23                       5.24                 61.85
           24                       5.10                 60.17
           25                       4.97                 58.62

           26                       4.84                 57.20
           27                       4.73                 55.90
           28                       4.63                 54.69
           29                       4.54                 53.57
           30                       4.45                 52.53

If instalments are paid each 3 months, they will be 25.32% of the annual instalments. If they are paid each 6 months, they will be 50.43% of the annual instalments.



                                    OPTION 3

                               MONTHLY LIFE INCOME
                               -------------------

                         10 Years Certain                20 Years Certain                 Refund Certain
                         ----------------                ----------------                 --------------
      AGE              Male           Female           Male          Female           Male           Female
      ---              ----           ------           ----          ------           ----           ------

      50             $4.50            $3.96           $4.27          $3.89           $4.28           $3.87
      51              4.58             4.02            4.32           3.94            4.35            3.93
      52              4.67             4.09            4.38           4.00            4.42            3.99
      53              4.75             4.16            4.44           4.06            4.50            4.05
      54              4.85             4.24            4.50           4.12            4.58            4.11

      55              4.94             4.32            4.56           4.18            4.66            4.18
      56              5.04             4.40            4.62           4.24            4.74            4.25
      57              5.15             4.49            4.68           4.31            4.83            4.33
      58              5.26             4.58            4.74           4.38            4.93            4.41
      59              5.37             4.68            4.81           4.45            5.03            4.49

      60              5.49             4.78            4.86           4.52            5.13            4.58
      61              5.62             4.89            4.92           4.59            5.24            4.67
      62              5.75             5.00            4.98           4.66            5.35            4.77
      63              5.88             5.12            5.04           4.73            5.48            4.88
      64              6.03             5.25            5.09           4.80            5.60            4.99

      65              6.17             5.39            5.14           4.88            5.74            5.10
      66              6.32             5.53            5.19           4.95            5.88            5.22
      67              6.48             5.68            5.24           5.01            6.03            5.35
      68              6.64             5.83            5.28           5.08            6.18            5.49
      69              6.80             6.00            5.32           5.14            6.35            5.64

      70              6.97             6.17            5.35           5.20            6.53            5.79
      71              7.15             6.34            5.38           5.26            6.71            5.96
      72              7.32             6.53            5.41           5.30            6.91            6.13
      73              7.50             6.72            5.43           5.35            7.12            6.32
      74              7.67             6.92            5.45           5.38            7.34            6.52

      75              7.85             7.12            5.47           5.42            7.58            6.73
      76              8.02             7.32            5.48           5.44            7.82            6.96
      77              8.19             7.53            5.49           5.46            8.09            7.21
      78              8.36             7.75            5.50           5.48            8.38            7.47
      79              8.52             7.96            5.50           5.49            8.67            7.75

      80              8.67             8.16            5.51           5.50            9.00            8.05
      81              8.81             8.36            5.51           5.51            9.34            8.39
      82              8.94             8.55            5.51           5.51            9.70            8.73
      83              9.06             8.73            5.51           5.51           10.10            9.12
      84              9.16             8.90            5.51           5.51           10.52            9.53
   85 & over          9.26             9.05            5.51           5.51           10.96            9.97

Income amounts for Life Income Options are based on age nearest birthday when income starts. Income amounts for ages not shown will be furnished on request.


V85-01-10                          Page 10

                                BASIS OF VALUES

ACTUAL NET RATE OF RETURN (Actual NRR). For each investment division, the Actual NRR for a policy year reflects the division's:

     o    dividends received from the investment company;

     o    plus  realized  and   unrealized   capital  gains  of  the  division's
          investment in the investment company;

     o minus realized and unrealized capital losses of the division's investment in the investment company;

     o minus any charge for taxes or amounts set aside as a reserve for taxes;

     o minus a charge not exceeding .50% per year for mortality and expense risks.

The Actual NRR for each investment division will be increased to the extent that expenses of the investment division exceed the charges for securities brokers' commissions, transfer taxes, and other fees relating to securities transactions and a charge for investment management expenses of .25% per year.

The actual NRR for a period less than a year will be calculated in a consistent manner.

BASE NET RATE OF RETURN (BASE NRR). The Base NRR is 4% per year. (It is a pro-rata part of 4% for periods of less than a year.)

If the Actual NRR for all investment divisions always equals the Base NRR, then:

     o    the Death Benefit will always equal the Face Amount; and

     o the Cash Value at the end of each policy year will equal the tabular cash value shown on page 3A.

VARIABLE ADJUSTMENT AMOUNT (VAA). The VAA for a policy year is the amount of insurance in effect for that policy year due to investment performance in past years. On each policy anniversary we will determine a new VAA for the next policy year. We will do this independently for each investment division, taking into account the Actual NRR for the first policy year.

For the first policy year the VAA for each investment division is zero. For later policy years, the VAA for each investment division will equal the VAA for that division for the last policy year, plus the VAA Change Amount for that division. A VAA does not change during a policy year.

VAA CHANGE AMOUNT. For each policy year after the first, the VAA Change Amount for each investment division may be positive or negative. It will equal the product of the following Items (a) and (b) divided by Item (c).

     (a) The Actual NRR for the investment division minus the Base NRR for that policy year.

     (b) The Benefit Base for the investment division as of the last policy anniversary.

     (c) The Net Single Premium per $1.00 of VAA for the current policy anniversary as shown on page 3B.

BENEFIT BASE. For each investment division, the Benefit Base on the Register Date is the product of the following Items (1) and (2):

     (1) The Allocation Percentage designated in the application for this policy.

     (2)  The Net Annual Premium for the first policy year.

On policy anniversaries, the Benefit Base for an investment division is the sum of the following Items (1) and (2):

     (1) The allocation percentage for that anniversary, multiplied by the sum of the following Items (a) and (b)

          (a)  The Tabular Cash Value on that anniversary.

          (b)  The Net Annual Premium for that anniversary.

     (2) The Net Single Premium for the VAA for that investment division on that anniversary.



V85-01-10                           Page 11

                           BASIS OF VALUES CONTINUED

The Net Annual Premium, Tabular Cash Values and Net Single Premiums are shown on pages 3, 3A and 3B, respectively.

For each investment division, the VAA Change Amount will also reflect the effect of:

     1.   Any policy loans in effect on the last policy anniversary;

     2.   All new policy loans and repayments  during the previous  policy year;
          and

     3. All transfers of cash value to or from that investment division during the previous policy year.

In addition, if you have changed the allocation percentages, we will reallocate the VAA's among the investment divisions.

CALCULATION OF CASH VALUES. The cash value of this policy on any date is the sum of your cash values in each investment division on that date. If no premium is due and unpaid, your cash value in each investment division on any date is the sum of the following Items (1), (2) and (3):

     (1) The tabular cash value on that date, multiplied by the allocation percentage for that investment division in effect on the last policy anniversary.

     (2) The Net Single Premium on that date for the current VAA for that investment division.

     (3) If the date is not a policy anniversary, the product of the following Items (a) and (b):

          (a) The Actual NRR for the investment division minus the Base NRR for the time lapsed since the last policy anniversary.

          (b) The Benefit Base for the investment division on the last policy anniversary.

If a premium is due and unpaid, then within three months after the due date your cash value in each investment division is the sum of the following Items (1) and
(2):

     (1) Your cash value in that investment division as of the due date of the unpaid premium.

     (2)  The product of the following Items (a) and (b):

          (a) The Actual NRR for the investment division minus the Net NRR for the time elapsed since such due date.

          (b)  The cash value on such due date.

For each investment division, the cash value will also reflect the effect of:

     1.   Any policy loans in effect on the last policy anniversary;

     2.   All new policy loans and repayments since the last policy anniversary;
          and

     3. All transfers of cash value to or from that investment division since the last policy anniversary.

More than three months after the due date of an unpaid premium, if you continue the policy under one of the options on lapse, your cash value will equal the reserve for the policy. In such case, the cash value within 30 days after a policy anniversary will never be less than the cash value on that anniversary.

If at any time you have a policy loan allocated to an investment division and your net cash value in that investment division is zero, we will cancel the VAA and the policy loan as to such investment division and reallocate them to each other investment division proportionately. Also, the premium allocation percentage for such investment division will be reduced to zero and the percentage for each other investment division will be increased proportionately.

TABULAR CASH VALUE (TCV). The tables of TCV's on page 3A show interim TCV's at the end of each month in the first policy year and at the end of later policy years. We will determine the TCV on other dates in a consistent manner with allowance for time elapsed and premiums paid. Any TCV's not shown will be furnished on request.



V85-01-12                       Page 12

--------------------------------------------------------------------------------
   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO |_|JUV.
           EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EVLICO)         |_|OPAI

--------------------------------------------------------------------------------
1.  PROPOSED INSURED
    a. Print name as it is to appear on policy.
_______RICHARD___________________________ROE____________________________________
       First      Middle Initial          Last
b. |X| Mr.   |_| Miss    |_| Mrs.    |_| Ms.      |_| Other Title___________
c. List all current occupations -- Give Titles(s) and Duties _____________CORPORATE ATTORNEY_________________________________________________
________________________________________________________________________________
d.  Date of Birth:  Mo.__3__ Day__1__ Yr. 19__50__
e.  Age Nearest Birthday: ___35___
f.  Place of Birth:  State of ___NEW YORK___
g.  Residence:  State of ___NEW YORK___
h.  |X| Male        |_| Female

2.  PLAN                                                     INITIAL FACE AMOUNT
____WHOLE LIFE LEVEL FACE AMOUNT________________________________ $__100,000_____
    If Flexible Prem., will the Death Benefit include the value of the Account?
                                   |_| No (Option A)          |_| Yes (Option B)
    INVESTMENT DIVISION ALLOCATION (WHOLE NUMBERS ONLY)
    Common Stock       __50%__            _________________     ______________%
    Money Market       __50___            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
                                                                         100%
3.  OPTIONAL BENEFITS
    |_|  Accidental Death Benefit* (Specify Amount):            $____________
    |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $____________ |_| Disability Premium Waiver* |_| Disability Benefit-Flexible Prem. Pol.*
                                     |_| Waive Cost of Insurance
                                     |_| Credit $_____________ per _____________
    Term Riders:
        Decreasing Term                                             Per Month
              |_| Family Income:   ______Years                  $____________
              |_| Mortgage Prot.:  ______Years  Initial Amt.:   $____________
        Renewable Term                           Yearly  10 Yr.
              |_| On Insured:                      |_|    |_|   $____________
              |_| On Add'l. Insured (See page 2):  |_|    |_|   $____________
        |_| Increasing Term
        |_| Children's Term (See page 2):      $__________Units______________
    *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on p.2.

4.  BENEFICIARY FOR INSURANCE ON PROPOSED INSURED.  Include FULL
    NAME and RELATIONSHIP to Proposed Insured.
    __________________________MARGARET H. ROE, WIFE_____________________________
    ____________________________________________________________________________
    Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

    THE BENEFICIARY UNDER ANY TERM INSURANCE RIDER on an Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions.

5.  OWNER Owner's Soc. Sec. or Tax No.  |0|0|0|0|0|0|0|0|0| |
    The Owner is |X| Proposed Insured        |_| Applicant for Child (See 10.c.)
    |_|  Other (Give Full Name):
    ____________________________________________________________________________
    If "Other," complete the following:
       |_| Mr.    |_| Miss   |_| Mrs.   |_| Ms.     |_| Other Title_____________
    Relationship to Insured_____________________________________________________
    Specify a successor Owner if desired
    ____________________________________________________________________________
    If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
    Note in 10.c.).

6.  MAILING ADDRESS  |_| Business (Give Full Name)  |x| Residence
    |1|0|0|_|S|P|E|C|M|E|N|_|S|T|.|_|_|_|_|_|_|_|_|_|0|1|_|_|
         No.        Street                          Apt.
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
          City
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|1|0|0|0|1|
          State                               Zip

7.  PREMIUM PAYMENT PLAN
Check mode, and if Flexible Premium complete the following:
    Initial Prem. Payment $ _______________________________
    Planned Periodic Prems. $ _____________________________
    |_| Do not send premium reminder notices
    |x| Annual      |_| Semi-Annual        |_|Quarterly
    |_| Monthly     |_| System-Matic (Attach S-M Form)
    |_| Single
    |_| Military Allotment:  Branch  ______________________
                             Register Date_________________
    |_| Salary Allotment:    Register Date_________________
        Unit Name__________________________________________
        Unit/Sub-Unit No. if established:
        |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

        Divisible by |_| 2   |_| 4     Payroll No.________________
    |_| Hold Premium  $______________________
8.  SUITABILITY
a. Have you the Proposed Insured and the Purchaser if other than the Proposed Insured received: (i) a Prospectus for the policy applied for?
                                                                 Yes |x|  No |_|
    Date of Prospectus ______SPECIMEN____________________________
    Date of any supplement ______SPECIMEN________________________
    (ii) a Prospectus for The Hudson River Fund, Inc.
                                                                 Yes |x|  No |_|
    Date of Prospectus ______SPECIMEN____________________________
    Date of any supplement ______SPECIMEN________________________

b. Do you understand that, under the policy applied for (exclusive of any optional benefits), the amount of the death benefit and the cash surender value may increase or decrease depending upon investment experience (if the policy has a guaranteed minimum death benefit or cash surrender value it is only the amount above such minimum that may increase or decrease)?
                                                                 |X| Yes  |_| No

c.  With this in mind,  is the policy in accord with your  insurance  objectives
    and your anticipated financial needs?                         |X| Yes |_| No

9.  SPECIAL INSTRUCTIONS

a.  |_| Preliminary Term (PT) period of ________ days
        ending _______________ .  PT Premium $_______
                Mo.  Day  Yr.
b.  |_| Date to save insurance age: _____________
c.  |_| Check here to request an adjustable policy loan interest rate
        (if available) instead of a fixed rate.
d.  Other:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

--------------------------------------------------------------------------------
NOTE: UPON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CASH VALUES, FOR (A) THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR AND (B) A FIXED BENEFIT LIFE INSURANCE POLICY FOR THE SAME PREMIUM.
--------------------------------------------------------------------------------

EV4-200Q                                                                       1

10. COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a.  Will  there be more  life  insurance  in  effect on the Child
    than on any older child in the family?     |_| Yes  |_| No
    If yes, explain:  ___________________________________________
    _____________________________________________________________

b.  APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
    i.   _________________________________________________________
             First Name       Middle Initial       Last Name
    ii.  |_|  Mr.   |_|   Miss  |_|  Mrs.   |_|  Ms.   |_|   Other Title_______
    iii. Date of Birth___________________________________19____
                                Month      Day            Year
    iv.  |_| Male        |_| Female
    v.   Relationship to Child:___________________________________
    vi.  Total Life Insurance now in effect:  $  _________________

c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number).

    NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.

d.  OPTIONAL BENEFIT ON APPLICANT.
    |_| Supplemental Protective Benefit. Give Applicant's:
    i.  Age Nearest          ii.  Place of
        Birthday ______________   Birth_____________
                                          State
    iii.  Height______Ft.____In. Weight______lbs.
    iv.   Occupations-Give Title(s) and Duties:_________________________________
        ________________________________________________________________________
    ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.

e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.

    If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

--------------------------------------------------------------------------------
11. COMPLETE FOR CHILDREN'S TERM RIDER.

    Give Names of Children below and answer the Questions on page 3 as to each Child.

    CHILDREN PROPOSED FOR INSURANCE:
    NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage
           does not begin until a child is 15 days old.            DATE OF BIRTH
       First Name         Middle Initial     Last Name       |SEX| MO.| DAY| YR.
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

12. COMPLETE FOR RENEWABLE TERM RIDER ON ADDITIONAL INSURED.

Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.  Print name as it is to appear on the Policy.
________________________________________________________________________________
    First                     Middle Initial               Last
b.  List all current occupations -- Give Title(s) and Duties.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
c.  Date of Birth:  Mo.__________ Day________ Yr. 19____
d.  Age Nearest Birthday _______________________________
e.  Place of Birth:  State of __________________________
f.  Residence:  State of________________________________
g.  |_| Male         |_| Female
h.  Owner's Relationship to Additional Insured:_________________________________
________________________________________________________________________________

--------------------------------------------------------------------------------
13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

 i. Existing Individual Policy No. _________________________
ii. Option Date_______ iii.  Option Amount:  $______________
iv. |_|  Regular Option or
    |_|  Option on Birth or Adoption of Child
         Child's Name _______________________________________
         Date of Birth or Adoption___________________________
 v. If applying for  Disability  Premium  Waiver,  is Proposed  Insured now
    totally   disabled  as  defined  in  the  Disability   Premium  Waiver
    provision of the above policy? |_| Yes  |_| No

This application is made under a provision in the policy indicated above permitting the purchase of individual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy EVLICO would issue. Otherwise, the option insurance shall not take effect.

Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).


EV4-200Q                                                                       2

OTHER INFORMATION -- HAS ANY PERSON PROPOSED FOR INSURANCE:

14.a. Ever had a driver's license suspended or revoked or, within the last three years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details -- including dates, types of violation, and reason for license suspension or revocation.) |_| Yes |X| No

b. Any plan to travel or reside outside the U.S.? (Give full details.)
                                                                  |_| Yes |X| No

c. Any other life  insurance now in effect or  application  now pending?  (State
companies and amounts.)                                           |_| Yes |X| No

d. Smoked cigarettes within the last 12 months?                   |_| Yes |X| No

15.a. In the last year flown other than as a passenger or plan to do so?
                                                                  |_| Yes |X| No
If yes:  Total flying time at present________________ Hours;
Last 12 mos.________Hours;  Next 12 mos._________Est. Hours.
(Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)

b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding or
parachuting? (If yes, complete Avocation Supplement.)             |_| Yes |X| No

c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.) |_| Yes |X| No

d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and
amounts.)                                                         |_| Yes |X| No

ANSWER QUESTIONS 16, 17 AND 18 ONLY IF NON-MEDICAL.
16.  Proposed Insured:__________Height___6____Ft.____1____In.  Weight__185__lbs.
     Additional Insured:________Height________Ft._________In.  Weight_______lbs.

HAS ANY PERSON PROPOSED FOR INSURANCE:
17.a. Ever been treated for or had any indication of heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
                                                                  |_| Yes |X| No

b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal
pregnancy.) (Give full details.)                                  |_| Yes |X| No

18.a. In the last ten years used barbiturates, amphetamines, hallucinatory drugs
or narcotics? (Give full details.)                                |_| Yes |X| No

b. In the last ten years received counseling or treatment for the use of alcohol or drugs? (Give full details.)
                                                                   |_| Yes |X|No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.

No.    Name of Person Affected                 Details
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

20. COMPLETE  IF FIRST PREMIUM IS PAID BEFORE THE POLICY IS  DELIVERED:
Have the undersigned read and do they agree to the conditions of EVLICO's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| YES |_| NO (If "No," a premium may not be paid before the policy is delivered.)
AMOUNT  PAID: $___________. (Draw checks to order of EVLICO.)

AGREEMENT.  Each signer of this application agrees that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. EVLICO may rely on them in acting on this application.

(2) EVLICO's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full first premium for the policy applied for is paid before the policy is delivered.

(3) EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT, NO INSURANCE SHALL TAKE EFFECT ON THIS APPLICATION: (A) UNTIL A POLICY IS DELIVERED AND THE FULL FIRST PREMIUM FOR IT IS PAID WHILE THE PROPOSED INSURED IS LIVING; (B) BEFORE ANY REGISTER DATE SPECIFIED IN THIS APPLICATION; AND (C) UNLESS TO THE BEST OF MY KNOWLEDGE AND BELIEF THE STATEMENTS AND ANSWERS IN ALL PARTS OF THIS APPLICATION CONTINUE TO BE TRUE AND COMPLETE, WITHOUT MATERIAL CHANGE, AS OF THE TIME SUCH PREMIUM IS PAID.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of EVLICO's rights or requirements. EVLICO shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

--------------------------------------------------------------------------------
Signature of Agent________/s/ John Q. Agent_____________________________________

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OF THE DEATH BENEFIT AND THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT (IF THE POLICY HAS A GUARANTEED MINIMUM DEATH BENEFIT OR CASH SURRENDER VALUE IT IS ONLY THE AMOUNT ABOVE SUCH MINIMUM THAT MAY INCREASE OR DECREASE).

Dated at __NEW YORK_____NY__________________on___3/1_____19__85__
              City     State
(X)___/s/ Richard Roe___________________________________________________________
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

________________________________________________________________________________
Signature of Additional Insured if required.

________________________________________________________________________________
Signature of Purchaser if not Proposed Insured or Applicant.
(If corp. show firm's name and signature of authorized officer.)

EV4-200Q                                                                       3

                                    EQUITABLE
                         VARIABLE LIFE INSURANCE COMPANY
                                  [EVLICO LOGO]
            Home Office: 1285 Avenue of the Americas, New York, New York 10019

VARIABLE
LIFE
INSURANCE
POLICY


          Limited Payment Life Plan -- LEVEL FACE AMOUNT. Variable insurance payable upon death. Guaranteed Minimum Death Benefit. Fixed premiums payable for Premium Period shown on page 3 or until earlier death. Non-Participating. Investment experience reflected in benefits. Investment options described on page 6.

No. 85-01